UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2009

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)       On March 5, 2009, the Compensation Committee of the Board of Directors of the company took certain actions related to the compensation of its executive officers who are expected to be named in the executive compensation disclosures of the company’s 2009 proxy statement (“2008 Named Executive Officers”). Among those actions are the following:

(1)	The Committee determined that no performance-based bonuses would be paid for the year 2008 to the 2008 Named Executive Officers who participated in the company’s 2002 Management Incentive Plan. The earnings-based performance goals established early last year were not met.

(2)	The Committee set executive salary rates for 2009. The salaries of the 2008 Named Executive Officers were not changed from previous rates.

(3)	The Committee approved discretionary cash bonuses to two of the 2008 Named Executive Officers to recognize their contributions in 2008 to the restructuring of the company and implementation of key strategies which the company believes will be important to the future success of the company. Those bonus amounts were $250,000 for Thomas C. Adams, Jr. and $200,000 for Charles T. Tuggle, Jr. Discretionary bonuses were not paid to any other 2008 Named Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: March 9, 2009	By: /s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary